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                                                                    EXHIBIT 5.01


                                  June 2, 2000


VERITAS Software Corporation
1600 Plymouth Street
Mountain View, California 94043

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by VERITAS Software Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about June 2, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 21,367,360 shares of the Company's Common Stock (the "STOCK"), subject to issuance by the Company upon the exercise of (a) stock options to purchase an aggregate of 17,482,385 shares of Stock to be granted under the Company's 1993 Equity Incentive Plan, as amended (the "1993 PLAN"), or (b) purchase rights to purchase an aggregate of 3,884,975 shares of Stock to be granted under the Company's 1993 Employee Stock Purchase Plan, as amended (the "PURCHASE PLAN"). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the "PLANS"). In rendering this opinion, we have examined the following documents:

        (1) the Company's Amended and Restated Certificate of Incorporation, as amended, and the Company's Bylaws, both as filed by the Company as exhibits to the Company's registration statement on Form 8-A filed with the Commission on June 2, 1999;

        (2) the Company's Certificate of Amendment of the Certificate of Incorporation filed with the Delaware Secretary of State on May 10, 2000;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;



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VERITAS Software Corporation
June 2, 2000
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        (6)    the stock records that the Company has provided to us, consisting of a certificate dated May 31, 2000 from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of such date, a certificate dated May 31, 2000 from the trustee under certain indentures with the Company verifying the amount of outstanding convertible subordinated promissory notes issued by the Company as of such date and a list of outstanding options and other rights to purchase shares of the Company's capital stock that was prepared by the Company and dated of even date herewith verifying the number of such issued and outstanding securities;

        (7) certification by the Delaware Secretary of State of the good standing of the Company in Delaware as of June 2, 2000;

        (8) certification by the California Secretary of State of the good standing of the Company as a foreign corporation qualified to do business in California as of June 2, 2000; and

        (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the State of California and with respect to the validity of the Company's actions and requirements to issue stock of the State of Delaware.

        Based upon the foregoing, it is our opinion that the 21,367,360 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options to be granted under the
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VERITAS Software Corporation
June 2, 2000
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1993 Plan, and (b) purchase rights to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and option or purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.



                                            Very truly yours,

                                            /s/ FENWICK & WEST LLP